Exhibit 99.2

Information with respect to Directors and Executive Officers of the Reporting Persons

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE PARTICIPATIONS S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance Participations S.A. are set forth below. The business address of each director and executive officer is Bpifrance Participations S.A., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

BOARD OF DIRECTORS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Director, Chairman, Chief Executive Officer of Bpifrance Participations, and Chief Executive Officer of Bpifrance

MARION CABROL	Director, Investment manager at the Department of strategic holdings at Caisse des Dépôts

REMI FOURNIAL	Director, Head of strategy and development at Compagnie des Alpes

FREDERIC SAINT-GEOURS	Director, vice chairman of the board of directors of SNCF SA

FRENCH STATE represented by GuilLemette Kreis	Director, Investment manager at the Agence des Participations de l’Etat (French State Shareholding Agency)

CAMILLE SUTTER	Director, head of the Corporate Financing and Development Office, Direction Générale du Trésor (French Treasury)

CHLOE MAYENOBE	Director, Chief Operating Officer at Thunes

CAROLINE PAROT	Director, CEO of Technicolor Creative Studios

JEROME GAZZANO	Director, deputy Director for Innovation in the General Directorate for Companies of the Ministry of Economy and Finance

PIERRE AUBOUIN	Director, Director of the division Sales and Strategic management of the Portfolio Banque des Territoires

EXECUTIVE OFFICERS

Name	Present Principal Occupation or Employment

NICOLAS DUFOURCQ	Chief Executive Officer

JOSÉ GONZALO	Executive Director

PIERRE BENEDETTI	Chief Financial Officer

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

CAISSE DES DÉPÔTS

The name, business address and present principal occupation or employment of each of the members of the Management Committee of Caisse des Dépôts are set forth below. The business address of each director and executive officer is Caisse des Dépôts, c/o 56, rue de Lille, 75007 Paris, France. Unless otherwise indicated, each such person is a citizen of France.

MANAGEMENT COMMITTEE

Name	Present Principal Occupation or Employment

OLIVIER SICHEL	Interim Chief Executive Officer of Caisse des Dépôts

NICOLAS DUFOURCQ	Chief Executive Officer of Bpifrance

VIRGINIE CHAPRON-DU JEU	Risk Director of Caisse des Dépôts Group

PIERRE CHEVALIER	Head of Legal, Tax and Compliance Department

NATHALIE TUBIANA	Head of finance and sustainable policy of Caisse des Dépôts Group

OLIVIER MAREUSE	Director of Assets Management - Director of Savings Funds at Caisse des Dépôts

CATHERINE MAYENOBE	Deputy Chief Executive, Operations and Business Transformation Director of Caisse des Dépôts Group
SOPHIE QUATREHOMME	Group Corporate Communications Director

MICHEL YAHIEL	Pensions and Solidarity Director

ANTOINE SAINTOYANT	Director of strategic holdings at Caisse des Dépôts

MARIE-LAURE GADRAT	Chief of staff to the Chief Executive Director

AURELIE ROBINEAU-ISRAEL	Caisse des Dépôts Group Human Resources Director

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

EPIC BPIFRANCE

The name, business address and present principal occupation or employment of each of the directors and executive officers of EPIC Bpifrance are set forth below. The business address of each director and executive officer is EPIC Bpifrance, 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

DIRECTORS

Name	Present Principal Occupation or Employment

CHRISTIAN BODIN	Director, interim Chairman, Chief Executive Officer of EPIC Bpifrance

ESTELLE DHONT-PELTRAULT	Director, assistant to the Head of the Innovation, Technology Transfer and Regional Action Department in the General Directorate for Research and Innovation

JEAN BENSAID	Director, head of the support mission for the financing of infrastructures at the Direction générale du Trésor (French Treasury)

SIMON PINEAU	Director, Head of the office for Energy, Investments, Industry and Innovation in the General Directorate for Budget of the Ministry of Economy and Finance

EMMANUELLE BENHAMOU	Director, Deputy at the audit and accounting department of the Agence des Participations de l'Etat (French State Shareholding Agency)

GERALDINE LEVEAU	Director, Deputy General Secretary for Public Investment

DAVID HELM	Director, Head of Innovation Financing and Intellectual Property in the General Directorate for Companies of the Ministry of Economy and Finance

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance S.A. are set forth below. The business address of each director and executive officer is Bpifrance S.A., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

DIRECTORS

Name	Present Principal Occupation or Employment

NICOLAS DUFOURCQ	Director, Chief Executive Officer of Bpifrance and Director, Chairman and Chief Executive Officer of Bpifrance Participations

ALEXIS ZAJDENWEBER	Director, Chairman of the Agence des Participations de l'Etat (French State Shareholding Agency)

MARIE DELEAGE	Director representing the employees of Bpifrance

PHILIPPE BAYEUX	Director representing the employees of Bpifrance

PIERRE-ANDRE DE CHALENDAR	Director, Chairman of Saint-Gobain

CLAIRE DUMAS	Director, formerly CFO at Société Générale

SOPHIE STABILE	Director, CFO at Groupe Lagardère

ANNE LAURENT	Director, Deputy Director of the Ecole nationale superieure des mines de Paris

ANTOINE SAINTOYANT	Director, Director of strategic holdings at Caisse des Dépôts

MARION CABROL	Director, Investment manager in the Department of strategic holdings at Caisse des Dépôts

STEPHANIE PERNOD	Director, Vice-president of the Regional Council of Auvergne-Rhône-Alpes, in charge of the economy, relocation, regional and digital preference

NATHALIE TUBIANA	Director, Head of finance and sustainable policy of Caisse des Dépôts Group

CLAIRE CHEREMETINSKI	Director, Deputy Director General of the Treasury

BRICE HUET	Director, General commissioner for sustainable development

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